CONTROL No. _________                               Number of Rights ___________

        VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
                    EASTERN STANDARD TIME ON MARCH 8, 1999

                              THE WMF GROUP, LTD.
                     SUBSCRIPTION RIGHTS FOR COMMON STOCK

Dear Stockholder:

As the registered owner of this Subscription Certificate, you are the owner of the number of Subscription Rights shown above. Each Right entitles you to subscribe for one share of common stock, par value $.01 per share, of The WMF Group, Ltd. (the "Basic Subscription Right"). You may subscribe for such shares at the Subscription Price of $5.00 per share. If you subscribe for all of the shares available pursuant to the Basic Subscription Right, you are also entitled to purchase an unlimited number of additional shares at the Subscription Price (subject to proration) (the "Oversubscription Privilege"). The other terms and conditions of these Subscription Rights are set forth in the enclosed Prospectus.

You have been issued 1.072 Rights per share of common stock that you held on February 1, 1999. You have not been issued fractional Rights, but instead your number of Rights was rounded up or down to the nearest whole Right.


                              SAMPLE CALCULATION
                          OF BASIC SUBSCRIPTION RIGHT

 Shares of Common Stock owned on February 1, 1999   100   X  1.072 =  107  New  Shares
                                                             (Equals number of Rights issued)
                                                             (rounded up or down)


                    THIS SUBSCRIPTION RIGHT IS TRANSFERABLE

The Rights are transferable. The Company expects that the Rights will be listed for trading on the OTC Bulletin Board under the symbol "WMFGR."

You have four choices:

  1. You can subscribe for all of the new shares listed at the top of the page (the "Basic Subscription Right").

  2. You can subscribe for more than the number of new shares listed above (the "Oversubscription Privilege"). Shares may be available to you subject to an allocation process as described in the Prospectus.

  3. You can subscribe for less than the number of new shares listed above and sell or transfer the rest of your Rights or allow them to expire; or

  4. If you do not want to purchase any additional shares, you can sell or transfer all of your Rights or disregard this material.

TO SUBSCRIBE, FULL PAYMENT OF THE SUBSCRIPTION PRICE IS REQUIRED FOR EACH SHARE OF COMMON STOCK. YOU MUST COMPLETE THE REVERSE SIDE OF THIS FORM TO SUBSCRIBE FOR NEW SHARES OR TRANSFER YOUR RIGHTS.

ATTEST:                            THE WMF GROUP, LTD.


By:  /s/ Barbara Ekstrom           By:  /s/ Shekar Narasimhan
    ___________________________        ___________________________
    Barbara Ekstrom                    Shekar Narasimhan
    Secretary                          President and Chief Executive Officer


                                              Control No. _________

                                              Account No. _________

                                              No. of Rights: ______

                                              CUSIP No.: 929289 11 4

                 DELIVERY OPTIONS FOR SUBSCRIPTION CERTIFICATE


      BY FIRST CLASS MAIL:                  BY REGISTERED OR OVERNIGHT DELIVERY:

     Boston EquiServe, L.P.                      Boston EquiServe, L.P.
    Corporate Reorganization                    Corporate Reorganization
         P. O. Box 9573                            40 Campanelli Drive
     Boston, MA 02205-9573                         Braintree, MA 02184


 Delivery to an address other than one of the addresses listed above will not constitute valid delivery.
           Delivery by facsimile will not constitute valid delivery.

               PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

 IF YOU WISH TO SUBSCRIBE FOR YOUR FULL BASIC SUBSCRIPTION RIGHT OR A PORTION
 THEREOF:

               I apply for           shares X $5.00 =   $
                  (No. of new shares)               (Amount Enclosed)

 IF YOU HAVE SUBSCRIBED FOR YOUR FULL BASIC SUBSCRIPTION RIGHT AND WISH TO PURCHASE ADDITIONAL SHARES PURSUANT TO THE OVERSUBSCRIPTION PRIVILEGE:

               I apply for           shares X $5.00 =   $

                 (No. of new shares)                (Amount Enclosed)


  TO SUBSCRIBE: I acknowledge that I           TO TRANSFER RIGHTS: For value
 have received the Prospectus for             received,           of the Rights
 this offer and I hereby irrevocably          represented by this Subscription
 subscribe for the number of shares           Certificate are assigned to:
 indicated above on the terms and
 conditions specified in the
 Prospectus. I hereby agree that if
 I fail to pay for the shares of
 common stock for which I have
 subscribed, the Company may
 exercise its legal remedies against
 me.

                                         _____________________________________
                                            (Print Full Name of Assignee)

                                         _____________________________________
                                               (Print Full Address)

                                         _____________________________________
                                             Signature(s) of Assignor(s)

                                         IMPORTANT:
                                                    The Signature(s) must
                                                    correspond in every
                                                    particular, without
                                                    alteration, with the
                                                    name(s) as printed on the
                                                    reverse of this
                                                    Subscription Certificate.

 ____________________________________

 ____________________________________
    Signature(s) of Subscriber(s)

 Please give your telephone number:


                                         Your Signature must be guaranteed
 (  )                                    by: (a) a commercial bank or
                                         trust company, (b) a member firm
                                         of a domestic stock exchange, or
                                         (c) a credit union.

 ____________________________________

 ____________________________________


 ____________________________________    Signature Guaranteed: _______________
 Address for delivery of shares if                  (Name of Bank or Firm)
 other than shown on front.


                                         By: _________________________________
 YOU MUST HAVE YOUR SIGNATURE                 (Signature of Officer)
 GUARANTEED IF YOU WISH TO HAVE YOUR
 SHARES DELIVERED TO AN ADDRESS
 OTHER THAN THAT SHOWN ON THE FRONT
 OF THIS CERTIFICATE.


 If permanent change of address,
 check here [_]


FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM AND MUST BE MADE PAYABLE IN UNITED STATES DOLLARS IN A CHECK OR BANK DRAFT DRAWN UPON A U.S. BANK OR POSTAL, TELEGRAPHIC OR EXPRESS MONEY ORDER AND PAYABLE TO BOSTON EQUISERVE, L.P., AS SUBSCRIPTION AGENT.


STOCK CERTIFICATES FOR THE SHARES SUBSCRIBED TO PURSUANT TO THE RIGHTS OFFERING WILL BE DELIVERED AS SOON AS PRACTICABLE AFTER THE EXPIRATION DATE. ANY REFUND IN CONNECTION WITH YOUR SUBSCRIPTION WILL BE DELIVERED AS SOON AS PRACTICABLE THEREAFTER.